Registration No. 333-184101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

KABUSHIKI KAISHA ADVANTEST
(Exact name of registrant as specified in its charter)

ADVANTEST CORPORATION
(Translation of Registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Shin-Marunouchi Center Building 1-6-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan
(Address of Principal Executive Offices)

THE ADVANTEST CORPORATION INCENTIVE STOCK OPTION PLAN 2012

(Full title of the plan)
_______________
Advantest America, Inc.
3061 Zanker Road
San Jose, California 95134
Attention: Corporate Secretary
(408) 456-3600
(Name, address and telephone number of agent for service)

With a copy to:
Masahisa Ikeda
Shearman & Sterling LLP
Fukoku Seimei Building
2-2 Uchisaiwaicho 2-chome
Chiyoda-ku, Tokyo 100-0011
Japan
81-3-5251-1601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Explanatory Note

Advantest Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-184101), filed on September 26, 2012 (the “Registration Statement”) to deregister any securities that were registered pursuant to the Registration Statement and remaining unissued.

The Registration Statements, in the aggregate, registered a total of 600,000 shares of the Registrant’s common stock (the “Shares”), issuable under the Advantest Corporation Incentive Stock Option Plan 2012 (the “Plan”).

The Registration Statement is hereby amended to deregister all the Shares remaining unissued under the Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on April 22, 2016.

ADVANTEST CORPORATION

By:	/s/ Hiroshi Nakamura
	Name:	Hiroshi Nakamura
	Title:	Director and Managing Executive Officer (Principal Financial Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 of the Securities Act of 1933, as amended.